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                                                                    Exhibit 21.1


                             List of Subsidiaries
                            ----------------------

        Name of Subsidiary                      Jurisdiction of Organization
        ------------------                      ----------------------------
        Creditrust Funding I LLC                        Delaware
        Creditrust SPV2, LLC                            Delaware
        Creditrust SPV98-2, LLC                         Deleware
        Creditrust SPV99-1, LLC                         Deleware
        Creditrust SPV99-2, LLC                         Deleware
        Creditrust Card Services Corporation            Maryland
        Creditrust SPV99-2 Capital, Inc.                Deleware
